EXHIBIT 99(a)
The Stockholders and Board of Directors
Riedman Corporation:

We have audited the accompanying balance sheet of Riedman Insurance (a division of Riedman Corporation) as of December 31, 2000 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riedman Insurance as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ KPMG LLP
February 23, 2001

RIEDMAN INSURANCE
(A division of Riedman Corporation)

Balance Sheet

December 31, 2000

Assets

Current assets:
Securities available for sale, at fair value (cost of $8,666,022)	$43,053,795
Accounts receivable, less allowance for doubtful accounts of $250,000	11,770,957
Prepaid expenses and other	2,986,845

Total current assets	57,811,597

Property, equipment and leasehold improvements:
Land	37,204
Buildings and improvements	478,652
Leasehold improvements	388,866
Furniture, fixtures and equipment	11,607,235

12,511,957
Less accumulated depreciation and amortization	9,339,419

Net property, equipment and leasehold improvements	3,172,538

Other assets:
Investment in net assets of commercial real estate division	18,451,150
Notes receivable from non-consolidated subsidiary	4,060,000
Investment in Daniel Green Company	1,356,900
Insurance expirations, at cost, less accumulated amortization of $6,960,079	10,071,740
Goodwill, at cost, less accumulated amortization of $487,504	845,074

Total other assets	34,784,864

$95,768,999
Liabilities and Stockholders' Equity

Current liabilities:
Short-term notes payable to banks	$28,400,000
Current installments of long-term debt	43,723
Current installments of records and expirations debt	837,576
Trade accounts payable	13,034,680
Accrued expenses	3,778,380

Total current liabilities	46,094,359

Long-term debt, excluding current installments	163,051
Long-term records and expirations debt, excluding current installments	2,645,684

Total liabilities	48,903,094

Commitments and contingencies (notes 5, 9 and 12)

Stockholders' equity:
Voting common stock, $2 par value per share. Authorized: 10,000
shares; 9,310 shares issued and 9,065 shares outstanding	18,620
Class A non-voting common stock, $2 par value per share. Authorized:
50,000 shares; 46,650 shares issued and 45,825
shares outstanding	93,300
Additional paid-in capital	1,154,052
Retained earnings	11,359,048
Accumulated other comprehensive income - net unrealized
gain on securities available for sale	34,387,773

47,012,793
Less treasury stock of 245 voting common shares and 825
Class A non-voting common shares, at cost	(146,888)

Total stockholders' equity	46,865,905

$95,768,999

RIEDMAN INSURANCE
(A division of Riedman Corporation)

Statement of Income

Year ended December 31, 2000

Commissions and fees	$54,070,340
Employee compensation and benefits	(35,664,036)
Other operating expenses	(12,465,012)
Depreciation expense	(1,451,226)
Amortization expense	(1,649,649)

Operating income	2,840,417

Other income (expense):
Investment income	1,129,622
Gain on sale of securities	1,286,632
Interest expense	(1,987,783)
Gain on lawsuit settlement	637,500
Miscellaneous, net	30,580

1,096,551

Income before income taxes	3,936,968

Income tax expense	130,358

Net income	$3,806,610

Pro forma data:
Income before income taxes	3,936,968
Pro forma provision for income tax expense (unaudited)	1,532,588

Pro forma net income (unaudited)	$2,404,380

See accompanying notes to financial statements.

RIEDMAN INSURANCE
(A division of Riedman Corporation)

Statement of Stockholders' Equity

Year ended December 31, 2000

					Accumulated
					other
					comprehensive
					income -net
		Class A			unrealized gain
	Voting	non-voting	Additional		on securities	Treasury	Total
	Common	common	paid-in	Retained	available	stock, at	stockholders'
	Stock	stock	capital	earnings	for sale	cost	equity

Balances at December 31, 1999	$18,620	93,300	1,154,052	12,163,198	28,946,854	(146,888)	42,229,136

Comprehensive income:
Net income	-	-	-	3,806,610	-	-	3,806,610
Change in net unrealized gain on
securities available for sale	-	-	-	-	6,727,551	-	6,727,551
Less: reclassification adjustment
for gains included in net income	-	-	-	-	(1,286,632)	-	(1,286,632)

Total comprehensive income							9,247,529

Distributions to stockholders,
$84 per share	-	-	-	(4,610,760)	-	-	(4,610,760)

Balances at December 31, 2000	$18,620	93,300	1,154,052	11,359,048	34,387,773	(146,888)	46,865,905

See accompanying notes to financial statements.

RIEDMAN INSURANCE
(A division of Riedman Corporation)

Statement of Cash Flows

Year ended December 31, 2000

Cash flows from operating activities:
Net income	$3,806,610
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	3,100,875
Net realized gain on sale of securities	(1,286,632)
Changes in assets and liabilities:
Accounts receivable	(5,802,248)
Prepaid expenses and other current assets	(997,727)
Trade accounts payable	4,383,540
Accrued expenses	1,450,727

Net cash provided by operating activities	4,655,145

Cash flows from investing activities:
Purchases of securities available for sale	(793)
Proceeds from sale of securities available for sale	19,102,660
Decrease in investment in net assets of commercial real estate division	974,038
Collection on notes receivable	550,184
Issuance of notes receivable	(710,000)
Capital expenditures	(199,387)
Purchase of insurance agencies	(1,072,346)

Net cash provided by investing activities	18,644,356

Cash flows from financing activities:
Net decrease in short-term notes payable to banks	(18,600,000)
Repayment of long-term debt	(1,230,580)
Distributions to stockholders	(4,610,760)

Net cash used in financing activities	(24,441,340)

Net decrease in cash and cash equivalents	(1,141,839)

Cash and cash equivalents at beginning of year	1,141,839

Cash and cash equivalents at end of year	$-

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$1,900,438
Income taxes	124,205

Supplemental disclosure of noncash investing and financing activities:
The Company purchased insurance agencies in 2000 for $940,000. The Company partially funded these acquisitions through future long-term debt obligations in the amount of $238,654.

See accompanying notes to financial statements.

RIEDMAN INSURANCE

(A division of Riedman Corporation)

Notes to Financial Statements

December 31, 2000

(1) Description of the Company and Summary of Significant Accounting Policies

(a) Description of the Company and Basis of Presentation

Riedman Corporation (the Company) is an insurance agency that markets and sells primarily property and casualty and life and health insurance with insurers on behalf of individual and commercial clients in a variety of industries. The Company operates a network of insurance agencies with offices in 13 states. The Company has its principal executive offices in Rochester, New York and is engaged in the insurance agency business in New York and throughout the United States. In addition to its insurance division, the Company operates a commercial real estate division and acts as a third party administrator through a majority-owned subsidiary.

The shareholders of the Company signed an Asset Purchase Agreement with Brown & Brown Inc. (Purchaser) dated September 11, 2000 to sell to the Purchaser substantially all of the Company's insurance agency business-related assets, as identified in the Agreement. The transaction was consummated on January 3, 2001. The sale price will generally be determined as a multiple of insurance revenue for a period before and after the closing date.

These financial statements reflect the accounts of the Company's insurance division (the Division) as reflected in its books and records. The Division's financial statements do not include the Company's commercial real estate business or its investment in a third-party administrator subsidiary. Neither of these excluded businesses has been sold to the Purchaser. The Division's balance sheet at December 31, 2000 does include, however, certain assets which are not being acquired by the Purchaser. Such assets include securities available for sale, accounts receivable, investments and notes receivable from non-consolidated subsidiary.

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing these financial statements, management is required to make a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenditures and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(b) Revenue Recognition

Commissions earned on agency-billed accounts are recorded at the later of the effective date of insurance coverage or the billing date. Adjustments to commissions earned, including policy cancellations, are recorded when effective. Commissions earned on accounts billed directly by insurance companies, as well as adjustments thereon, are recorded when received. Contingent commissions are recorded when received.

RIEDMAN INSURANCE

(A division of Riedman Corporation)

Notes to Financial Statements

December 31, 2000

(c) Cash and Cash Equivalents

The Division considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

(d) Securities

All of the Division's securities are classified as available for sale and are recorded at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity until realized. Realized gains and losses from the sale of securities are recognized on the trade date and determined using the average cost method.

A decline in the fair value of any available for sale security below cost that is deemed other than temporary results in a charge to earnings and a new cost basis for the security. Dividend and interest income are recognized when earned .

(e) Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements are stated at cost and are depreciated or amortized over the shorter of their estimated useful lives or the lease term. Useful lives range between 3 and 7 years.

(f) Investments

The Company's 28% investment in the common stock of the Daniel Green Company, a publicly-traded footwear company, is accounted for under the equity method of accounting and is considered a Division asset. The Division's investment balance approximates its share of the investee's equity. The market value of this investment at December 31, 2000 is $1,953,000.

The Division, from time to time, has advanced monies and other assets to the Company's commercial real estate division. The net impact of these intracompany transactions are reflected at cost and reported as an investment in the net assets of the real estate division.

(g) Insurance Expirations, Covenants Not to Compete and Goodwill

The cost of purchased insurance expirations is being amortized over the estimated ten-year period of benefit on a straight-line basis.

Covenants not to compete are expensed over the terms of the underlying agreements on a straight-line basis, which range from five to ten years.

RIEDMAN INSURANCE

(A division of Riedman Corporation)

Notes to Financial Statements

December 31, 2000

Goodwill represents the excess of the purchase price of acquired insurance agencies over the fair value of the acquired tangible and intangible assets less liabilities assumed. Goodwill is amortized on a straight-line basis over 15 years.

The Division evaluates any possible impairment of these intangible assets using estimates of undiscounted future cash flows.

(h) Income Taxes

The Company has elected, under Internal Revenue Code Section 1362(a) and New York State Law Chapter 606, Laws of 1984 (Subchapter S), exemptions from Federal and state income taxes at the corporate level. New York State and other states in which the Company operates impose franchise taxes at the corporate level in addition to the taxes imposed at the shareholder level. Such taxes have been reflected in the Division's financial statements as applicable.

(i) Pro Forma Data

The unaudited pro forma data presented in the statement of income reflects the effects of income taxes as if the Division had been a fully taxable entity for the period presented.

(j) Advertising

Advertising costs are expensed as incurred and included within selling, general and administrative expenses. Total advertising expenses were $423,410 for the year ended December 31, 2000.

(2) Securities

The Division's available for sale securities portfolio is comprised of readily marketable common stocks. The net unrealized gain of $34,387,773 at December 31, 2000 includes gross unrealized gains and losses of $36,149,064 and ($1,761,291), respectively.

On October 12, 1999, the Riedman Corporation entered into an agreement with the Penobscot Shoe Company to acquire all of the issued and outstanding stock of Penobscot for a total purchase price $16.3 million. The purchase of Penobscot by Riedman was of a temporary nature as the original intent was to sell Penobscot to the Daniel Green Company, an entity owned 28% by the Company.

RIEDMAN INSURANCE

(A division of Riedman Corporation)

Notes to Financial Statements

December 31, 2000

On February 10, 2000, the Riedman Corporation entered into an agreement with the Daniel Green Company to sell its entire interest in the Penobscot Shoe Company for a total sales price of $17.8 million. The sale was closed on March 31, 2000 with a realized gain on the sale of the stock of $644,091 reported in gain on sale of securities for 2000. As a result of the Company's 28% interest in Daniel Green, a proportionate amount of the gain has been excluded from income in preparation of the Division's financial statements.

(3) Short-Term Notes Payable to Banks

The following is a summary of short-term notes payable to banks as of December 31, 2000:

Demand note payable bearing interest at the lower

of the bank's prime rate less 2% or LIBOR

plus 1% (7.5% at December 31, 2000). $  13,400,000

Revolving line of credit bearing interest at the lower

of prime rate less 2% or LIBOR plus 1% (7.5%

at December 31, 2000) and maturing July 29, 2001. 15,000,000

$  28,400,000

The collateral for the above secured revolving lines of credit consists of marketable investment securities with a fair value of $26,709,318 at December 31, 2000.

(4) Long-Term Debt

The following is a summary of long-term debt as of December 31, 2000:

Unsecured noninterest-bearing note payable

with monthly principal payments of

$2,960 due August 2005. $  165,763

Unsecured note payable with annual principal

payments of $8,202 plus interest at 8.5%,

due September 2005. 41,011

206,774

Less current installments (43,723)

Long-term debt, excluding

current installments $  163,051

RIEDMAN INSURANCE

(A division of Riedman Corporation)

Notes to Financial Statements

December 31, 2000

Maturities of long-term debt for each of the five years subsequent to December 31, 2000 are as follows: 2001 through 2004, $43,723 and 2005, $31,882.

(5) Covenants Not To Compete

At December 31, 2000, the Division is committed for payments under covenants not to compete in connection with the acquisition of certain assets of other insurance agencies as follows:

2001 $  2,681,968

2002 2,166,522

2003 1,670,524

2004 1,249,022

2005 934,737

Thereafter 893,750

$  9,596,523

Because future payments for covenants not to compete are contingent upon the sellers fulfilling certain terms and conditions, these intangible assets and corresponding obligations are not recorded by the Division at the time of the acquisitions. Such payments amounted to $2,180,881 in 2000.

At December 31, 2000, covenant payments in excess of the straight-line recognition of covenant expenses of $2,843,100 were included in prepaid expenses and other current assets. Covenant expenses in excess of cash payments of $551,001 was included in accrued interest, commissions and other expenses on the balance sheet.

(6) Long-Term Records and Expirations Debt

Periodically, the Division acquires certain insurance agencies for their records and insurance expirations. The purchases are typically funded through cash and debt payable to the sellers. The long-term records and expirations debt at December 31, 2000 is $3,483,260 which includes current installments of $837,576.

The payment terms are based upon the various agreements entered into by the Division at the time of acquisition. The agreements have a stated interest rate of 8.0%. Generally, the payments extend out 10 years, which is the average useful life of the expiration lists.

RIEDMAN INSURANCE

(A division of Riedman Corporation)

Notes to Financial Statements

December 31, 2000

At December 31, 2000, the Division is committed for principal payments under these agreements as follows:

2001 $  837,576

2002 796,736

2003 735,027

2004 799,614

2005 169,383

Thereafter 144,924

$  3,483,260

(7) Profit Sharing and Incentive Savings Plan

The Company has a defined contribution plan covering all full-time employees who have met length of service requirements. Annual contributions to the plan are at the discretion of the Board of Directors. Division contributions were $1,347,020 in 2000.

The Company also sponsors a 401(k) plan covering all full-time employees who have met length of service requirements. Participants are permitted to make voluntary contributions to the plan up to 10% of their compensation. The Division matches a portion of participant contributions based upon a formula defined in the plan. Division contributions to the plan amounted to $355,878 in 2000.

(8) Income Taxes

The Company is subject to state franchise tax as a Subchapter S corporation. Tax expense amounted to $130,358 for 2000 has been reflected in the Division's financial statements.

(9) Operating Leases

The Division leases various office sites under lease agreements having an original life of greater than one year. The future minimum lease payments are as follows:

2001 $  1,650,737

2002 941,864

2003 552,466

2004 180,009

2005 and thereafter 31,591

$  3,356,667

Rental expense under these agreements amounted to $2,807,050 in 2000.

RIEDMAN INSURANCE

(A division of Riedman Corporation)

Notes to Financial Statements

December 31, 2000

(10) Acquisitions

The Division periodically acquires insurance agencies which includes substantially all of the business assets of the entities acquired. The acquisitions are accounted for under the purchase method of accounting, and accordingly, the operating results have been included in the Division's financial statements from the date of acquisition.

During 2000, the Division acquired the assets of five insurance agencies for $940,000. The Division recorded fixed assets of $98,500, insurance expirations of $799,000 and goodwill of $42,500 in connection with these acquisitions. The Division is committed to make payments under covenants not to compete associated with these acquisitions of approximately $2,520,000.

In one of these insurance agency acquisitions, the asset purchase agreement provides for contingent consideration based on a percentage of the agency and direct bill commission generated by the business acquired through April 30, 2001. Payments under this agreement of $371,000 were made in 2000.

(11) Related Party Transactions

During 2000 Riedman Insurance leased office space from the Company at a cost of $253,200. The remaining lease term was assumed by the Purchaser.

Notes receivable of $4,060,000 at December 31, 2000 are due from the Company's non-consolidated subsidiary.

(12) Risks and Uncertainties

The Company is currently a defendant in two related claims regarding the validity and timing of excess insurance coverage for a customer that experienced loss due to a fire. In the first claim, the plaintiff alleges that Riedman and the underwriter of an insurance policy owe additional amounts from loss of business income and punitive damages. In the second claim the underwriter is the plaintiff and claims that a Riedman employee inappropriately documented the excess coverage. Riedman vigorously denies the claim and the St. Paul Insurance Company is providing the defense for Riedman. No determination has been made in any of the claims. Management believes the outcome will not have a material adverse effect on the financial statements.